Exhibit 99.2

WILLIAM PENN BANCORPORATION

10 CANAL STREET, SUITE 104

BRISTOL, PA 19007

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 1, 2025 for shares held directly and by 11:59 p.m. Eastern Time on March 28, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 1, 2025 for shares held directly and by 11:59 p.m. Eastern Time on March 28, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61787-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WILLIAM PENN BANCORPORATION

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
1.

William Penn merger proposal: Proposal to approve and adopt the Agreement and Plan of Merger, dated October 31, 2024, by and between William Penn Bancorporation and Mid Penn Bancorp, Inc. and the transactions contemplated thereby.

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2.

William Penn adjournment proposal: Proposal to adjourn the William Penn special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the William Penn special meeting to approve the William Penn merger proposal.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

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V61788-TBD

WILLIAM PENN BANCORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

April 2, 2025

The shareholder(s) hereby appoint(s) Kenneth J. Stephon and Jeannine Cimino, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of William Penn Bancorporation that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders of William Penn Bancorporation to be held on Wednesday, April 2, 2025 at 9:00 a.m. Eastern Time, at the Company’s corporate office located at 10 Canal Street, Suite 104, Bristol, PA 19007, and at any and all adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE